SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. [    ])

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VALIC COMPANY I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VALIC Company I

Small Cap Fund

2929 Allen Parkway

Houston, Texas 77019

June 5, 2017:

Dear Participant:

We are writing to inform you of a recent sub-adviser change to the Small Cap Fund (the “Fund”). The Fund is a series of VALIC Company I (“VC I”). At an in-person meeting held on January 23, 2017, the Board of Directors of VC I (the “Board”) approved the appointment of J.P. Morgan Investment Management Inc. (“JPMIM”) as a sub-adviser for the Fund, pursuant to a new investment sub-advisory agreement between The Variable Annuity Life Insurance Company (“VALIC”) and JPMIM with respect to the Fund. In connection with the appointment of JPMIM, the Board also approved the termination of one of the Fund’s prior sub-advisers, Invesco Advisers, Inc. (“Invesco”). Invesco’s co-sub-advisers, T. Rowe Price Associates, Inc. and Bridgeway Capital Management, Inc., continue to co-sub-advise the Fund.

In connection with the appointment of JPMIM, there were no changes to the Fund’s principal investment strategies or principal investment risks. The appointment of JPMIM did not result in any change to the expenses payable by the Fund.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Fund and JPMIM and the factors considered by the Board with respect to the approval of the new investment sub-advisory agreement.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President
VALIC Company I

VALIC Company I

2929 Allen Parkway

Houston, Texas 77019

Small Cap Fund

(the “Fund”)

INFORMATION STATEMENT

REGARDING THE APPOINTMENT OF

SUB-ADVISER FOR THE FUND

You have received this Information Statement because on February 28, 2017, you owned interests in the Fund within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Directors (the “Board” or the “Directors”) of VALIC Company I (“VC I”) to appoint J.P. Morgan Investment Management Inc. (“JPMIM”) as a sub-adviser to the Fund, replacing one of the Fund’s previous sub-advisers, Invesco Advisers, Inc. (“Invesco”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND

YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Purpose of the Information Statement

At an in-person meeting held on January 23, 2017, the Board, including a majority of the Directors who are not “interested persons” of VC I, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved an Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) between The Variable Annuity Life Insurance Company (“VALIC”) and JPMIM with respect to the Fund. In connection with the appointment of JPMIM, the Board authorized the termination of the Investment Sub-Advisory Agreement between VALIC and one of the Fund’s previous sub-advisers, Invesco, upon the effective date of the Sub-Advisory Agreement. T. Rowe Price Associates, Inc. (“T. Rowe Price”) and Bridgeway Capital Management, Inc. (“Bridgeway”) continue to co-sub-advise the Fund.

VC I has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 90 days of hiring a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Information Statement is being posted on or about June 5, 2017, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on February 28, 2017 (the “Record Date”) at https://www.valic.com/prospectus-and-reports/information-statements.

The Adviser and the Fund

VALIC is an investment adviser registered with the SEC and is located at 2929 Allen Parkway, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at an in-person meeting held on August 1-2, 2016. VALIC is an indirect, wholly-owned subsidiary of American International Group, Inc.

Pursuant to the terms of the Advisory Agreement, VALIC acts as adviser for VC I, and each series thereof, and manages the daily business affairs of VC I. VALIC employs sub-advisers, such as JPMIM, T. Rowe Price and Bridgeway, who make investment decisions for VC I. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC I or VALIC. In addition, VALIC monitors and reviews the activities of VC I’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC I and each series thereof.

There were no changes to the Advisory Agreement or to VALIC’s advisory fees in connection with the approval of the New Sub-Advisory Agreement. For the fiscal year ended May 31, 2016, the Fund paid VALIC advisory fees based on its average monthly net assets pursuant to the Advisory Agreement as follows:

Fund	Advisory Fees	% Average Monthly Net Assets
Small Cap Fund	2,768,492	0.89%

In connection with the appointment of JPMIM, there were no changes to the Fund’s principal investment strategies or principal risks.

The Sub-Advisory Agreement

Prior to March 7, 2017, Invesco managed approximately 60% of the Fund’s assets, with T. Rowe Price and Bridgeway managing 30% and 10% of the Fund’s assets, respectively. Effective March 7, 2017, and pursuant to the Sub-Advisory Agreement, JPMIM assumed responsibility for the day-to-day management of the portion of the Fund previously managed by Invesco. Under the terms of the Sub-Advisory Agreement, and subject to the oversight and review of VALIC, JPMIM (i) manages the investment and reinvestment of a portion of the Fund’s assets; (ii) determines in its discretion the securities and other investments to be purchased or sold; (iii) maintains a trading desk and places orders (or arranges for another entity to provide a trading desk and to place orders) with brokers or dealers for the purchase and sale of portfolio investments; (iv) assists with valuation; (v) keeps records adequately demonstrating compliance with its obligations under the Sub-Advisory Agreement; and (vi) renders regular reports to the Directors as VALIC and the Directors may reasonably request. JPMIM will discharge the foregoing responsibilities subject to the supervision and review of VALIC and the Directors and in material conformity with applicable laws and regulations; VC I’s organizational documents, registration statement, prospectus and the investment objectives, policies and restrictions of the Fund; and any applicable procedures adopted by the Directors.

The Sub-Advisory Agreement between VALIC and JPMIM and the sub-advisory agreement between VALIC and Invesco are substantially similar, except for: (i) the name of the sub-adviser; (ii) the effective date of the agreement; (iii) the amount of the sub-advisory fee payable by VALIC to the sub-adviser; (iv) JPMIM’s ability to delegate certain duties is limited to affiliates; (v) additional detail regarding the sub-adviser’s obligation to seek best execution of Fund transactions in the case of the Sub-Advisory Agreement; (vi) JPMIM’s ability to use an affiliate as a broker-dealer or futures commission merchant to effect Fund transactions; (vii) certain confidentiality obligations of VALIC in the case of the Sub-Advisory Agreement; (viii) express terms relating to VALIC’s voting of proxies in the case of the Sub-Advisory Agreement; (ix) terms relating to JPMIM’s Customer Identification Program; (x) terms relating to the indemnity arrangements between VALIC and the sub-adviser, including the addition of a carve-out for indirect, special and consequential damages in the case of the Sub-Advisory Agreement; and (xi) governing law.

The Sub-Advisory Agreement shall continue in effect for an initial two year term beginning March 7, 2017. Thereafter, the continuance of the Sub-Advisory Agreement must be approved annually in the manner required by the 1940 Act and the rules thereunder. The Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, on not more than 60 days’ nor less than 30 days’ written notice. The Sub-Advisory Agreement will not result in an increase in fees to shareholders of the Fund as VALIC, and not the Fund, is responsible for all fees payable pursuant to the Sub-Advisory Agreement. The Sub-Advisory Agreement is attached to this Information Statement as Exhibit A.

For the most recent fiscal year ended May 31, 2016, VALIC received advisory fees from the Fund in the amount of $2,768,492, or 0.89% of the Fund’s average daily net assets for the period. During the same period, VALIC paid sub-advisory fees to Invesco, T. Rowe Price and Bridgeway in the aggregate amount of $1,789,507, or 0.58% of the average daily net assets of the portion of the Fund managed by Invesco, T. Rowe Price and Bridgeway, and it retained $978,985 of its advisory fee. During the period, Invesco, T. Rowe Price and Bridgeway each managed approximately 60%, 30% and 10%, respectively, of the Fund’s assets. If JPMIM had sub-advised the portion of the Fund managed by Invesco for the 2016 fiscal year, VALIC would have paid JPMIM, T. Rowe Price and Bridgeway aggregate sub-advisory fees of $1,789,507 or 0.58% of average daily net assets and retained $978,985 of its advisory fee. The amount retained by VALIC would thus not have changed.

The sub-advisory fees paid to JPMIM and advisory fees retained by VALIC are hypothetical and designed to help you understand the potential effects of the Sub-Advisory Agreement. The actual fees paid to JPMIM and the actual advisory fees retained by VALIC may be different due to fluctuating asset levels and a variety of other factors.

Factors Considered by the Board of Directors

At an in-person meeting held on January 23, 2017 (the “Meeting”), the Board, including the Independent Directors, approved the Sub-Advisory Agreement between VALIC and JPMIM with respect to the Fund. In connection with the approval of the Sub-Advisory Agreement with JPMIM, the Board approved the termination of the existing Investment Sub-Advisory Agreement with Invesco with respect to the Fund.

In connection with the approval of the JPMIM Agreement, the Board, including the Independent Directors, received materials relating to certain factors the Board considered in determining whether to approve the JPMIM Agreement. Those factors included: (1) the nature, extent and quality of the services to be provided to the Fund by JPMIM; (2) the sub-advisory fees proposed to be charged in connection with JPMIM’s management of the Fund, compared to sub-advisory fee rates of a group of funds with similar investment objectives, as selected by an independent third-party provider of investment company data (“Subadvisory Expense Group/Universe”); (3) the investment performance of the Fund compared to the performance of comparable funds as selected by an independent third-party provider of investment company data (“Performance Group”), and against the Fund’s benchmark (“Benchmark”), and the performance of comparable funds managed by JPMIM against the Benchmark; (4) the costs of services and the benefits potentially to be derived by JPMIM; (5) whether the Fund will benefit from possible economies of scale from engaging JPMIM; (6) information regarding JPMIM’s brokerage and trading practices and compliance and regulatory history; and (7) the terms of the proposed JPMIM Agreement.

In considering whether to approve the JPMIM Agreement, the Board also took into account a presentation made at the Meeting by members of management as well as a presentation made by representatives from JPMIM who responded to questions posed by the Board and management. The Independent Directors were separately represented by counsel that is independent of VALIC and JPMIM in connection with their consideration of approval of the JPMIM Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by JPMIM. The Board reviewed information provided by JPMIM relating to its operations and personnel. The Board also took into account their knowledge of JPMIM’s management, operations and the quality of their performance based on the Board’s experiences with JPMIM, which also manages certain other VC I Funds. The Board also noted that JPMIM’s management of the Fund will be subject to the oversight of VALIC and the

Board, and must be made in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information.

The Board considered information provided to them regarding the services to be provided by JPMIM. The Board noted that JPMIM will (i) manage the investment and reinvestment of a portion of the Fund’s assets; (ii) determine in its discretion the securities and other investments to be purchased or sold; (iii) maintain a trading desk and place orders (or arrange for another entity to provide a trading desk and to place orders) with brokers or dealers for the purchase and sale of portfolio investments; (iv) assist with valuation; (v) keep records adequately demonstrating compliance with its obligations under the JPMIM Agreement; and (vi) render regular reports to the Directors of the Company as VALIC and the Directors may reasonably request. The Board reviewed JPMIM’s history and investment experience as well as information regarding the qualifications, background and responsibilities of JPMIM’s investment personnel who would provide services to the Fund. The Board also reviewed JPMIM’s brokerage practices. The Board also noted that it was familiar, from its prior annual review of the JPMIM Agreement, with the financial condition and compliance function of JPMIM. Based on information received throughout the year, the Board also considered JPMIM’s risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the sub-advisory services to be provided by JPMIM were expected to be satisfactory and that there was a reasonable basis to conclude that JPMIM would provide a high quality of investment services to the Fund.

Fees and Expenses; Investment Performance. The Board received and reviewed information regarding the fees proposed to be charged by JPMIM for sub-advisory services compared against the sub-advisory fees of the funds in the Fund’s Subadvisory Expense Group/Universe. The Board noted that VALIC negotiated the sub-advisory fee with JPMIM at arm’s length. The Board also noted that, under the proposed JPMIM Agreement, the dollar value of fees paid to JPMIM would be identical to the fees paid under the prior sub-advisory agreement with Invesco during the fiscal year ended May 31, 2016, given the assets in the Fund during fiscal year ended May 31, 2016. The Board also considered that the sub-advisory fees will be paid by VALIC out of the advisory fees it receives from the Fund, that the sub-advisory fees are not paid by the Fund, and that sub-advisory fees may vary widely for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. Therefore, the Board considered that the appointment of JPMIM will not result in any change to the management fee paid by the Fund to VALIC. The Board also considered expense information of comparable funds or accounts managed by JPMIM that have comparable investment objectives and strategies to the Fund.

The Board considered that the proposed sub-advisory fee payable to JPMIM is below the median of the Fund’s Subadvisory Expense Group and above the median of the Fund’s Subadvisory Expense Universe. The Board also considered that the sub-advisory fee rate payable to JPMIM contains breakpoints. The Board also took account of management’s discussion of the Fund’s proposed sub-advisory fees and concluded in light of all factors considered that such fees were reasonable.

The Board also received and reviewed information prepared by an independent third-party provider of mutual fund data regarding the Fund’s investment performance compared against the Performance Group as of the period ended December 31, 2016. The Board also considered the performance of a fund managed by JPMIM with a similar investment strategy as the Fund (the “Comparable Fund”). The Board noted that the Comparable Fund outperformed the Fund and Benchmark for the year-to-date, 1- and 3- and 5-year periods ended October 31, 2016.

Profitability and Other Benefits Derived. The Board considered the cost of services and profits expected to be realized in connection with the JPMIM Agreement. The Board relied on the ability of VALIC to negotiate the JPMIM Agreement and the fees thereunder at arm’s length. The Board was previously apprised that VALIC generally reviews a number of factors in determining appropriate sub-advisory fee levels. Such factors may include a review of (1) style class peers primarily within the variable annuity and qualified plan universe; (2) key competitor analysis; (3) analysis of the strategies managed by the sub-advisers; (4) product suitability; and (5) special considerations such as competitor sub-account characteristics, uniqueness of the product and prestige of the manager. The Board noted that at the Fund’s current assets, the fees payable to JPMIM would be identical to those under the prior agreement.    In considering the anticipated profitability to JPMIM in connection with its relationship to the Fund, the Directors noted that the fees under the JPMIM Agreement will be paid by VALIC out of the advisory fees that VALIC will receive from the Fund.

The Board considered that the fee arrangement under the JPMIM Agreement contains fewer breakpoints than the prior sub-advisory agreement with Invesco; however, since VALIC, and not the Fund, is responsible for the payment of the fees pursuant to the JPMIM Agreement, the Fund does not directly benefit from any reduction in subadvisory fee rates. The Board also considered other potential indirect benefits to JPMIM as a result of its relationship with the Fund, which could include research benefits obtained by trading the Fund’s assets, economies of scale, reputational benefits, and the potential for future mandates.

In light of all the factors considered, the Directors determined that the anticipated profitability to VALIC was reasonable. The Board also concluded that the anticipated profitability of JPMIM from its relationship with the Fund was not material to their deliberations with respect to consideration of approval of the JPMIM Agreement. The Board further concluded that the potential for indirect benefits to JPMIM in its management of the Fund are not a material factor in its consideration at this time.

Economies of Scale. For similar reasons as stated above with respect to JPMIM’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in JPMIM’s management of the Fund are not a material factor to the approval of the JPMIM Agreement, although the Board noted that the Fund has breakpoints at the sub-advisory fee level.

Terms of the JPMIM Agreement. The Board reviewed the terms of the JPMIM Agreement including the duties and responsibilities to be undertaken. The Board noted that the terms of the JPMIM Agreement will not differ materially from the terms of the prior sub-advisory agreement with Invesco except for: (i) the name of the subadviser; (ii) the effective date of the agreement; (iii) the amount of the subadvisory fee payable by VALIC to the subadviser; (iv) JPMIM’s ability to delegate certain duties is limited to affiliates; (v) additional detail regarding the subadviser’s obligation to seek best execution of Fund transactions in the case of the JPMIM Agreement; (vi) JPMIM’s ability to use an affiliate as a broker-dealer or futures commission merchant to effect Fund transactions; (vii) certain confidentiality obligations of VALIC in the case of the JPMIM Agreement; (viii) express terms relating to VALIC’s voting of proxies in the case of the JPMIM Agreement; (ix) terms relating to JPMIM’s Customer Identification Program; (x) terms relating to the indemnity arrangements between VALIC and the subadviser, including the addition of a carve-out for indirect, special and consequential damages in the case of the JPMIM Agreement; and (xi) governing law. The Board concluded that the terms of the JPMIM Agreement were reasonable.

Conclusions. In reaching its decision to approve the JPMIM Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that JPMIM possesses the capability and resources to perform the duties required of it under the JPMIM Agreement.

Information about JPMIM

JPMIM is a New York corporation with principal offices at 270 Park Avenue, New York, NY 10017. JPMIM is a wholly owned subsidiary of J.P. Morgan Asset Management Holdings Inc., which is a wholly owned subsidiary of JPMorgan Chase & Co., a bank holding company. As of December 31, 2016, JPMorgan and its affiliates managed over $1.77 trillion in assets. JPMIM is not affiliated with VALIC. No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with, JPMIM or its affiliates since the beginning of the most recent fiscal year.

The following chart lists the principal executive officers of JPMIM and their principal occupations. The business address of each officer and director is 270 Park Avenue, New York, NY 10017.

Name	Position with JPMIM and Principal Occupation
George C.W. Gatch	Chairman, Managing Director, Director
Mark L. Unrein	CIO-Global Head of Private Equity, Managing Director, Director
Scott E. Richter	Secretary, Managing Director
Paul A. Quinsee	Global Head of Equities, Managing Director, Director
Andrew R. Powell	Managing Director, Director
John T. Donahue	President, CEO, Managing Director, Director
Joy C. Dowd	Head of Asset Management Oversight and Control, Managing Director, Director
Jedediah I.M. Laskowitz	Co-Head of Asset Management Solutions, Managing Director, Director
Robert C. Michele	CIO and Head of Global Fixed Income, Managing Director, Director
Michael F. O’Brien	Co-Head of Asset Management Solutions, Managing Director, Director
Mark A. Egert	Chief Compliance Officer, Managing Director
Michael A. Camacho	Global Head of Beat Strategies, Managing Director, Director
Anton C. Pil	Global Head of Real Assets, Managing Director, Director
Megan A. McClellan	Treasurer, CFO, Managing Director, Director

JPMIM provides investment advisory or sub-advisory services, as applicable, to the mutual funds and other accounts listed below, which have investment strategies or objectives similar to that of the Fund. While the investment strategies or objectives of the mutual funds and other accounts listed below may be similar to that of the Fund, the nature of services provided by JPMIM may be different. As a sub-adviser, JPMIM may perform a more limited set of services and assume fewer responsibilities for the Fund than it does for certain funds listed below.

As of March 31, 2017:
Comparable Fund:	Management Fee (% of average daily net assets):	Assets Under Management (millions):

VALIC Company I (‘ VC I’) Variable Annuity 40 Act Small Cap Fund	0. 0.55% on first $200 million 0.50% on balance	$182 million

JPMorgan Small Cap Equity Fund (Class I Shares)	0.65% (Management Fee per prospectus)	$6,257 million

Client A	0.55% on first $200 million 0.50% on next $300 million 0.45% on balance	$383 million

Other Service Agreements

VC I has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC I has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the fiscal year ended May 31, 2016, pursuant to the Administrative Services Agreement and MTA, the Fund paid $209,928 and $1,049 to SunAmerica and VRSCO, respectively.

SunAmerica, the Fund’s administrator, and AIG Capital Services, Inc. (“ACS”), the Fund’s principal underwriter, are located at Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311. VRSCO, the Fund’s transfer agent, is located at 2929 Allen Parkway, Houston, Texas 77019. SunAmerica, VRSCO and ACS are affiliates of VALIC.

Brokerage Commissions

The Fund did not pay brokerage commissions to affiliated broker-dealers for the fiscal year ended May 31, 2016.

ANNUAL REPORTS

Copies of the most recent annual and semi-annual reports to shareholders may be obtained without charge if you:

•	write to:

Kathleen D. Fuentes, Secretary

VALIC Company I

Harborside 5

185 Hudson Street

Suite 3300

Jersey City, New Jersey 07311

•	call (800) 448-2542

•	visit VALIC’s website at www.valic.com

SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Kathleen D. Fuentes, Vice President and Secretary of VALIC Company I, Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311.

OWNERSHIP OF SHARES

As of the Record Date, there were approximately 27,601,298.029 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

EXHIBIT A

AMENDMENT NO. 3

TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 3 TO THE INVESTMENT SUB-ADVISORY AGREEMENT (“Amendment”) is dated as of March 7, 2017, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas life insurer (“VALIC”), and J.P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation (the “Subadviser”).

W I T N E S S E T H:

WHEREAS, VALIC and VALIC Company I, a Maryland corporation (“VC I”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended from time to time (the “Advisory Agreement”), pursuant to which VALIC has agreed to provide investment management, advisory and administrative services to VC I, and pursuant to which VALIC may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

WHEREAS, VALIC and the Subadviser are parties to an Investment Sub-Advisory Agreement dated as of October 1, 2011, as amended from time to time (the “Agreement”), pursuant to which the Subadviser furnishes investment advisory services to certain series (each, a “Covered Fund,” and collectively, the “Covered Funds”) of VC I, as listed on Schedule A of the Agreement; and

WHEREAS, the Board of Directors of VC I, including a majority of the Directors who are not “interested persons” of VC I, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, has approved this Amendment to the Agreement; and

WHEREAS, VALIC has received an exemptive order from the U.S. Securities and Exchange Commission that permits VALIC, subject to certain conditions, to enter into subadvisory agreements with unaffiliated investment advisers without first obtaining shareholder approval.

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Amendment. Schedule A to the Agreement, which is attached hereto and made a part hereof, is hereby amended and restated to include Small Cap Fund, a series of VC I, by inserting the following to the end of the fee table:

Small Cap Fund	0.55	% on the first $200 million
	0.50	% thereafter

2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ Thomas M. Ward
Name:	Thomas M. Ward
Title:	Vice President

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Robert Kravantka
Name:	Robert Kravantka
Title:	Vice President

SCHEDULE A

COVERED FUND(S)

Effective March 7, 2017

Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund	Fee

Emerging Economies Fund	0.50% on the first $150 million; 0.45% on the next $150 million; and 0.40% on assets over $300 million

Government Securities Fund	0.25% on the first $75 million; 0.20% on the next $75 million; 0.15% on the next $100 million; and 0.10% on assets over $250 million

Growth & Income Fund	0.25% on the first $500 million; and 0.225% on assets over $500 million

Small Cap Fund	[Redacted]

VALIC COMPANY I

2929 Allen Parkway

Houston, Texas 77019

Small Cap Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

https://www.valic.com/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding a change to the Fund’s sub-advisory arrangements is now available at the website referenced above. The Fund is a series of VALIC Company I (“VC I”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the changes.

As discussed in the Information Statement, at an in-person meeting held on January 23, 2017, the Board of Directors (the “Board”) of VC I, including a majority of the directors who are not “interested persons” of VC I, as defined in the Investment Company Act of 1940, as amended (the “Independent Directors”), approved an Investment Sub-Advisory Agreement, as amended (the “Sub-Advisory Agreement”), between The Variable Annuity Life Insurance Company (“VALIC”) and J.P. Morgan Investment Management Inc. (“JPMIM”)with respect to the Fund. In connection with the appointment of JPMIM, the Board authorized the termination of the Investment Sub-Advisory Agreement between VALIC and one of the Fund’s previous sub-advisers, Invesco Advisers, Inc. upon the effective date of the Sub-Advisory Agreement.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of a Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and the sub-advisory agreement within 90 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about June 5, 2017, to all participants in a contract who were invested in the Fund as of the close of business on February 28, 2017. A copy of the Information Statement will remain on our website until at least June 5, 2018, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC I at P.O. Box 15648, Amarillo, TX 79105-5648 or by calling 1-800-448-2542. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Fund at forms.request@valic.com. You can request a complete copy of the Information Statement until June 5, 2018. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.